UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2010

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200 Calabasas, California	91302
(Address of Principal Executive Offices)	Zip Code

(818) 591-0776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2010 the Board of Directors (the “Board”) of National Technical Systems, Inc., a California Company (the “Company”), declared a dividend distribution of a right (a “Right”) for each outstanding share of the Company’s voting common stock, no par value (the “Common Stock”), to shareholders of record at the close of business on October 1, 2010 (the “Record Date”), and with respect to shares of Common Stock (“Common Shares”) issued thereafter until the Distribution Date (as defined below) and, in certain circumstances (described below), with respect to Common Shares issued after the Distribution Date.  Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-hundredth (1/100th) of a share of the Company's Series A Junior Participating Preferred Stock, no par value (the "Preferred Stock"), at a per-share Exercise Price of $30.00 in cash, subject to adjustment (as so adjusted, the “Exercise Price”).  The description and terms of the Rights are as set forth in that certain Shareholder Rights Agreement, made and entered into as of September 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as Rights Agent (together with its permitted successors in such capacity, the “Rights Agent”).

Initially, the Rights will attach to all Common Shares outstanding, and no separate certificates representing Rights will be distributed. The Rights will separate from the Common Shares and a “Distribution Date” will occur ten days (or such longer time as the Board may determine) following the earlier to occur of:

(i)            the first date of public announcement or disclosure that a person has become an “Acquiring Person” as a result of such person either (a) becoming the beneficial owner of 15% or more of the outstanding Common Shares as a result of an acquisition of beneficial ownership of Common Shares on or after September 21, 2010, except pursuant to a Permitted Acquisition (defined below), or (b) acquiring additional beneficial ownership of the Common Shares on or after September 21, 2010, except pursuant to a Permitted Acquisition, at a time when such person beneficially owns 15% or more of the outstanding Common Shares; and

(ii)           the commencement by a person other than the Company, a subsidiary of the Company or one of its employee benefit plans of, or first public disclosure of an intention to commence, a tender or exchange offer (other than a Permitted Offer, as defined below) for outstanding Common Shares, the consummation of which offer would result in a person or group becoming an Acquiring Person.

A “Permitted Offer” is a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board determines to be adequate and in the best interests of the Company and its shareholders (excluding the interests of such Acquiring Person and its affiliates and associates).

A “Permitted Acquisition” is the acquisition of Common Shares directly from the Company, including by way of a dividend or distribution on the Common Shares, the vesting of stock options, restricted stock or restricted stock units, in each case, granted prior to or after September 21, 2010 under any employee benefit or compensation plan of the Company, or pursuant to a Permitted Offer.

The Company, its subsidiaries and its employee benefit plans are exempt from becoming an Acquiring Person.  The Reporting Persons who filed Schedule 13D with the Securities and Exchange Commission on September 8, 2010 with respect to their Common Shares will not be deemed Acquiring Persons unless one or more of such persons acquires additional beneficial ownership of Common Shares (other than through Permitted Acquisitions) while beneficially owning (including as a member of a “group” under Section 13(d) of the Securities Exchange Act of 1934) 15% or more of the Common Shares.  A person who purchases or otherwise receives Common Shares from such Reporting Persons, or who acquires beneficial ownership of Common Shares by joining a “group” with such Reporting Persons, will be deemed an Acquiring  Person if such person beneficially owns 15% or more of the Common Shares giving effect to such acquisition.

Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be represented by the Common Stock certificates and will be transferred with and only with the Common Shares, (ii) new Common Stock certificates or other evidences of Common Stock ownership issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 20, 2020, unless earlier redeemed or exchanged by the Company as described below.  The Board will review the Rights Agreement at least once every year to determine whether any action by the Board is necessary or appropriate.

As soon as practicable after the Distribution Date, separate certificates or other evidences of ownership representing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (other than to any Acquiring Person or any associate or affiliate thereof), and thereafter such separate Rights Certificates alone will represent the Rights.  Except as otherwise determined by the Company and except in connection with Common Shares issued after the Distribution Date upon the exercise of employee stock options, under other employee stock benefit plans, or upon the exercise, conversion or exchange of warrants or convertible securities (other than Rights), only Common Shares issued prior to the Distribution Date will be issued with Rights.

In the event any Person becomes an Acquiring Person, except pursuant to a Permitted Offer, also known as an “Acquiring Person Event”, each holder of a Right will thereafter have the right to receive, upon exercise thereof, for the Exercise Price, that number of one one- hundredths (1/100ths) of a share of Preferred Stock ("Preferred Share") equal to the number of shares of Common Stock which at the time of the applicable triggering transaction would have a market value of twice the Exercise Price.  The Board may, in its discretion, issue substitute securities, including common shares, in whole or in part, for the Preferred Shares. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (or an affiliate or associate thereof) will be null and void.

In the event that, at any time following an Acquiring Person Event, (i) the Company merges or combines into or with any Acquiring Person, or any of its affiliates, associates or other related persons, or any other person if all shareholders of the Company are not treated alike, other than certain restructurings not resulting in any change of control of the Company, or (ii) 50% or more of the Company’s assets or earning power is sold or transferred in one or a series of related transactions, each holder of a Right (except Rights which previously have been voided as set forth above) will thereafter have the right to receive, upon exercise at the initial exercise price of the Right, that number of shares of common stock of the acquiring company which equals the Exercise Price divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the preceding two paragraphs are referred to as the “Triggering Events”.

The Company may at any time redeem the Rights in whole but not in part, at a redemption price of $0.001 per Right (payable in cash, Preferred or Common Shares or other consideration deemed appropriate by the Board).  Immediately upon effectiveness of the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price of the $0.001 per Right.

After the occurrence of an Acquiring Person Event, the Company may at any time exchange the Rights (other than Rights owned by an Acquiring Person, which would have become void), in whole or in part, for consideration per Right consisting of one-half of the Preferred Shares that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement (or an equivalent value in cash, common shares or other securities). Immediately upon effectiveness of the exchange of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the appropriate number of Preferred Shares or substitute securities or assets per Right.

The Exercise Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend of Common Shares on, or a split, subdivision, combination, consolidation or reclassification of, the Common Shares, (ii) if holders of the Common Shares are granted certain rights, options or warrants to subscribe for or purchase Preferred Shares at, or securities convertible into Preferred Shares or Common Share Equivalents with a conversion price less than the then-current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets or subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least one percent (1%) of the Exercise Price. The Preferred Shares are authorized to be issued in fractions in integral multiple of one one-hundredth (1/100th) of a Preferred Share.  The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and in lieu of fractional shares, the Company may make a cash payment based on the market price of such shares on the first trading date prior to the date of exercise or utilize a depositary arrangement as provided by the terms of the Preferred Shares.

All of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date.  After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and its affiliates and associates), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration) of the Company or for shares of common stock of the acquiring company as set forth above.

A copy of the Rights Agreement is filed as Exhibit 4.1 to this report. This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 3.03. Material Modification of Rights of Security Holders

See the disclosures set forth in Item 1.01 of this report and incorporated by reference herein.

Item 8.01. Other Events

On September 22, 2010, National Technical Systems, Inc. issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this report:

Exhibit
Number	Description

3.1	Form of Certificate of Determination of the Series A Junior Participating Preferred Stock.

4.1	Shareholder Rights Agreement dated September 21, 2010 between National Technical Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release issued by National Technical Systems, Inc., dated September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2010	NATIONAL TECHNICAL SYSTEMS, INC.

	By:	/s/ Raffy Lorentzian
		Name:	Raffy Lorentzian
		Title:	Senior Vice President
Chief Financial Officer